                                                                     EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               -------------------


                                                  Three Months Ended
                                                     March 31, 1998
                                                  ------------------

Earnings before income taxes                             $2,319

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                               (49)
Dividends from less than 50% owned
   affiliates                                                28
Fixed charges                                               346
Interest capitalized, net of amortization                    (1)
                                                         ------

Earnings available for fixed charges                     $2,643
                                                         ------
                                                         ------
Fixed charges:
Interest incurred:
   Consumer products                                     $  290
   Financial services                                        19
                                                         ------
                                                            309
Portion of rent expense deemed to represent
   interest factor                                           37
                                                         ------

Fixed charges                                            $  346
                                                        -------
                                                        -------
Ratio of earnings to fixed charges                          7.6
                                                        -------
                                                        -------



                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------



                                                        Years Ended December 31,
                                        -------------------------------------------------------
                                          1997        1996        1995        1994        1993
                                        --------    --------    --------    --------    -------

Earnings before income
   taxes and cumulative
   effect of accounting
   changes                              $10,611     $10,683      $ 9,347    $ 8,216     $ 6,196

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                        (207)       (227)        (246)      (184)       (164)
Dividends from less
   than 50% owned
   affiliates                               138         160          202        165         151
Fixed charges                             1,438       1,421        1,495      1,537       1,716
Interest capitalized,
   net of amortization                      (16)         13            2         (1)        (13)
                                        -------     -------      -------    -------     -------
Earnings available for
   fixed charges                        $11,964     $12,050      $10,800    $ 9,733     $ 7,886
                                        -------     -------      -------    -------     --------
                                        -------     -------      -------    -------     --------
Fixed charges:
Interest incurred:
   Consumer products                    $ 1,224     $ 1,197      $ 1,281    $ 1,317     $ 1,502
   Financial services
   and real estate                           67          81           84         78          87
                                        -------     -------      -------    -------     -------

                                          1,291       1,278        1,365      1,395       1,589

Portion of rent expense
   deemed to represent
   interest factor                          147         143          130        142         127
                                        -------     -------      -------    -------     -------

Fixed charges                           $ 1,438     $ 1,421      $ 1,495    $ 1,537     $ 1,716
                                        -------     -------      -------    -------     -------
                                        -------     -------      -------    -------     -------
Ratio of earnings to
   fixed charges                            8.3         8.5          7.2        6.3         4.6
                                        -------     -------      -------    -------     -------
                                        -------     -------      -------    -------     -------
